SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )
Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12 or Rule 14a-12

MANHATTAN ASSOCIATES, INC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
(770) 955-7070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 22, 2003

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Atlanta, Georgia time, on Thursday, May 22, 2003 (the “Annual Meeting”), to consider and act upon:

1.	the election of three directors to the Company’s Board of Directors;

2.	a proposal to amend the Company’s Stock Incentive Plan to explicitly provide that employees of Manhattan Associates (India) Development Center Private Limited, an Indian subsidiary of the Company, are eligible to participate in the plan and make other clarifying changes to the plan;

3.	a proposal to ratify the selection of independent auditors for the Company’s current fiscal year; and

4.	such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 31, 2003, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

/s/ David K. Dabbiere David K. Dabbiere Secretary

April 23, 2003 Atlanta, Georgia

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE THAT HAS BEEN PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IN THE EVENT YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

MANHATTAN ASSOCIATES, INC.
2300 Windy Ridge Parkway, Suite 700
Atlanta, Georgia 30339
____________________

Proxy Statement
_____________________

Annual Meeting of Shareholders
To Be Held May 22, 2003

_______________________________

INFORMATION CONCERNING SOLICITATION AND VOTING

Shareholders Meeting

     This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors of Manhattan Associates, Inc., a Georgia corporation (the “Company” or “we”), for use at the Annual Meeting of Shareholders to be held on Thursday, May 22, 2003, at 9:00 a.m., Atlanta, Georgia time (the “Annual Meeting”), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 23, 2003, to all shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled to Vote

     Only holders of record of the Company’s $.01 par value per share common stock (the “Common Stock”) at the close of business on March 31, 2003 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 31, 2003, the Company had outstanding and entitled to vote 29,124,306 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the Company or by filing with the Secretary of the Company a Proxy bearing a later date. The holders of a majority of the total shares of Common Stock outstanding on the record date, whether present at the Annual Meeting in person or represented by Proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The shares held by each shareholder who signs and returns the enclosed Proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the shareholder abstains on all or any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

Counting of Votes

     The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy provides a means for a shareholder to vote upon all of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. The enclosed Proxy also provides a means for a shareholder to vote for all of the nominees for Director listed thereon or to withhold authority to vote for one or more of such nominees. The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. Plurality means that the nominees who receive the most votes for the available directorships will be elected as Directors. Accordingly, the withholding of authority by a shareholder (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

     The accompanying Proxy also provides a means for a shareholder to vote for, against or abstain from voting on the other matters to be acted upon at the Annual Meeting. Each Proxy will be voted in accordance with the shareholder’s directions. Ratification of the selection of independent auditors and approval of any other matters as may properly come before the meeting will require the affirmative vote of a majority of the shares of Common Stock present in person or represented by a Proxy and entitled to vote at the meeting. Abstentions with respect to such proposals will have the same effect as a vote against the proposals. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to such proposals, but they will have the effect of reducing the number of affirmative votes required to approve the proposals, because they reduce the number of shares present or represented from which a majority is calculated.

Proxies

     When the enclosed Proxy is properly signed and returned, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board of Directors and in favor of the ratification of the selection of independent auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the amount and percent of shares of Common Stock that, as of March 31, 2003, are deemed under the rules of the Securities and Exchange Commission (the “Commission”) to be “beneficially owned” by each member of the Board of Directors of the Company, by each nominee to become a member of the Board of Directors, by each Named Executive Officer of the Company (as defined on page 6 herein), by all Directors and executive officers of the Company as a group, and by any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock
	Beneficially Owned(1)

	Number of	Percentage
	Shares of	of
Name of Beneficial Owner	Common Stock	Class

Richard M. Haddrill (2)	111,417	*
Jeffry W. Baum (3)	252,000	*
Jeffrey S. Mitchell (4)	62,000	*
Edward K. Quibell (5)	18,667	*
Neil Thall (6)	13,334	*
Alan Dabbiere (7)	4,344,124	14.9%
Brian J. Cassidy (8)	197,000	*
Paul R. Goodwin	—	—
John R. Hardesty (9)	50,000	*
John J. Huntz, Jr. (10)	52,000	*
Thomas E. Noonan (11)	40,000	*
Deepak Raghavan (12)	682,693	2.3
Pegasys Systems Incorporated (13)	4,339,124	14.9
Brown Capital Management, Inc. (14)	2,346,500	8.1
Goldman Sachs Asset Management (15)	1,769,200	6.1
All executive officers and directors as a group (12 persons) (16)	5,823,235	19.5

*	Less than 1% of the outstanding Common Stock.

(1)	For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 29,124,306 shares outstanding as of March 31, 2003 and (ii) shares issuable by the Company pursuant to options held by the respective person or group that may be exercised within 60 days following March 31, 2003 (“Presently Exercisable Options”). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

(2)	Includes 83,099 shares issuable pursuant to Presently Exercisable Options.

(3)	Includes 252,000 shares issuable pursuant to Presently Exercisable Options.

(4)	Includes 62,000 shares issuable pursuant to Presently Exercisable Options.

(5)	Includes 18,667 shares issuable pursuant to Presently Exercisable Options.

(6)	Includes 13,334 shares issuable pursuant to Presently Exercisable Options.

(7)	Consists of 4,339,124 shares held by Pegasys Systems Incorporated, a corporation controlled by Mr. Dabbiere, 80% of the equity interest of which is held by a trust for the benefit of Mr. Dabbiere’s siblings, certain extended relatives and any future descendants, and 5,000 shares issuable pursuant to Presently Exercisable Options. Mr. Dabbiere disclaims beneficial ownership of the shares held by Pegasys that are allocable to the interest held by the trust.

(8)	Includes 170,000 shares issuable pursuant to Presently Exercisable Options.

(9)	Includes 50,000 shares issuable pursuant to Presently Exercisable Options.

(10)	Includes 50,000 shares issuable pursuant to Presently Exercisable Options.

(11)	Includes 40,000 shares issuable pursuant to Presently Exercisable Options.

(12)	Includes 519,093 shares held by a limited partnership controlled by Mr. Raghavan, the 99% limited partnership interest of which is owned by a trust for the benefit of his descendants, 6,000 shares held by Mr. Raghavan for the benefit of his minor child, 413 shares held by Mr. Raghavan’s wife, and 42,126 shares held by a trust controlled by Mr. Raghavan’s wife. Also includes 15,000 shares issuable pursuant to Presently Exercisable Options. Mr. Raghavan disclaims beneficial ownership of the shares held by the limited partnership that are allocable to the interest held by the trust, the shares held for the benefit of his child, the shares held by his wife, and the shares held by the trust controlled by his wife.

(13)	The address of Pegasys Systems Incorporated is c/o Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Suite 700, Atlanta, Georgia 30339.

(14)	Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 17, 2003. Includes 2,346,500 shares owned by various investment advisory clients of Brown Capital Management, Inc., which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Brown Capital Management, Inc. have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. The address of Brown Capital Management, Inc. is 1201 N. Calvert Street, Baltimore, Maryland 21202.

(15)	Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2003 by Goldman Sachs Asset Management, a separate business unit of The Goldman Sachs Group, Inc. Includes 945,612 shares owned by various investment advisory clients of Goldman Sachs Asset Management, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to its discretionary power to make investment decisions over such shares for its clients and its ability to vote such shares. In all cases, persons other than Goldman Sachs Asset Management have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. The address of Goldman Sachs Asset Management is 1 New York Plaza, New York, New York 10004.

(16)	Includes 4,339,124 shares held by a corporation controlled by Mr. Dabbiere; 100,061 shares held by Mr. Raghavan; 519,093 shares held by a limited partnership controlled by Mr. Raghavan; 6,000 shares held by Mr. Raghavan’s child, who is a minor; 413 shares held by Mr. Raghavan’s wife; 42,126 shares held by a trust controlled by Mr. Raghavan’s wife; 28,318 shares held by Mr. Haddrill; 27,000 shares held by Mr. Cassidy; 2,000 shares held by Mr. Huntz; and 759,100 shares issuable pursuant to Presently Exercisable Options.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

     At the Annual Meeting, three directors are to be elected for the terms described below. The Board of Directors is divided into three classes, each of whose members serve for staggered three-year terms. The Board is currently comprised of two Class I directors (Messrs. Dabbiere and Cassidy), two Class II directors (Messrs. Haddrill and Raghavan) and three Class III directors (Messrs. Hardesty, Huntz and Noonan). At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2005, 2003 and 2004 annual meeting of shareholders, respectively. There are no family relationships among any of the directors or director nominees of the Company.

     The Board of Directors has adopted a policy statement that provides as follows: “[i]t is the policy of Manhattan Associates, Inc., in order to ensure full representation of the Company’s shareholders on the Board of Directors and to enhance the Company’s access to talented managerial advisors, that no nonemployee director of the Company shall serve as a director for more than eight consecutive years and that each nonemployee director when first elected to the Board of Directors (including after a period of non-service) shall serve only until the next annual meeting of shareholders, unless nominated by the Board of Directors prior to such meeting to be included in the Company’s staggered board in a manner determined by the Board of Directors.”

     Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

     The Board of Directors recommends a vote FOR each named nominee.

Nominees

Nominees to Serve as Class II Directors

     The name and age, principal occupation or employment, and other data regarding each nominee to serve as a Class II director, based on information received from the respective nominees, are set forth below:

     Richard M. Haddrill, age 49, has served as a member of the Board of Directors since October 1999, when he joined the Company as its President and Chief Executive Officer. Mr. Haddrill previously worked for Powerhouse Technologies, Inc., a technology, services and gaming company. He served Powerhouse as Executive Vice President from December 1994 until September 1996 and as President, Chief Executive Officer and a member of its board of directors from September 1996 until June 1999, when Powerhouse was acquired by Anchor Gaming, a publicly traded gaming company that was acquired by International Game Technology in 2001. Mr. Haddrill served as a consultant and member of the board of directors of Anchor Gaming from June 1999 until October 1999. Mr. Haddrill also serves on the board of directors of Danka Business Systems PLC, a publicly traded office products company, and Outlooksoft, Inc., a business performance management software company.

     Deepak Raghavan, age 36, a founder of the Company, has served as a member of the Board of Directors since August 1998. Mr. Raghavan served the Company as Senior Vice President — Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001 and as Chief Technology Officer from the Company’s inception in October 1990 until August 1998. From 1987 until 1990, Mr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry.

Nominee to Serve as Class I Director

     On April 17, 2003, Alan J. Dabbiere resigned from his position as Chairman of the Board and as a director effective as of the date of the Annual Meeting. Also on April 17, 2003, the Board of Directors elected John J. Huntz, Jr., who has served as a member of the Board of Directors since January 1999, to serve as the Chairman of the Board effective as of the date of the Annual Meeting and nominated Mr. Goodwin for election at the Annual Meeting, as a Class I director, to complete the unexpired term of Mr. Dabbiere. The name and age, principal occupation or employment, and other data regarding Mr. Goodwin, based on information received from Mr. Goodwin, is set forth below:

     Paul R. Goodwin, age 60, has served as the Vice Chairman and Chief Financial Officer of CSX Corporation since April 2000. Prior to April 2000, Mr. Goodwin served CSX Corporation as its Executive Vice President — Finance and Chief Financial Officer.

Current Directors

     The members of the Board of Directors continuing in office as Class III directors, elected to serve until the 2004 Annual Meeting, are as follows:

     John R. Hardesty, age 63, has served as a member of the Board of Directors since July 2000. Since 1995, Mr. Hardesty has served as owner and Chairman of the Board of Thermo Dynamics, Inc., a quartz manufacturing company. In addition, Mr. Hardesty has been self-employed as an investor since March 1995. From 1987 until 1995, Mr. Hardesty was the owner and Chairman of the Board of Dixson, Inc., a manufacturer of electronic instruments for the heavy-duty truck market and process control market.

     John J. Huntz, Jr., age 52, has served as a member of the Board of Directors since January 1999. Mr. Huntz has served as Managing Director of Fuqua Ventures, LLC, a private equity investment firm since March 1998. Mr. Huntz served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., a company that manufactures health-care products, from August 1995 until March 1998 and as its Senior Vice President from March 1994 until August 1995. From September 1989 until January 1994, Mr. Huntz served as the Managing Partner of Noble Ventures International, Inc., a private international investment company. From 1984 until 1989, Mr. Huntz served as Director of Capital Resources for Arthur Young & Company, and from 1979 until 1984, Mr. Huntz was with Harrison Capital, Inc., a venture capital investment subsidiary of Texaco, Inc. Mr. Huntz founded and serves as President of the Atlanta Venture Forum, a risk capital network, and is a board member of the National Venture Capital Association. Mr. Huntz serves as a director of several of the portfolio companies of Fuqua Ventures, LLC. Mr. Huntz is also a member of the Securities and Exchange Commission Executive Committee on Capital Formation.

     Thomas E. Noonan, age 42, has served as a member of the Board of Directors since January 1999. Mr. Noonan has served as the President and member of the board of directors of Internet Security Systems, Inc., a provider of network security monitoring, detection and response software, since August 1995, and as its Chief Executive Officer and Chairman of the Board since November 1996. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until August 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.

     The member of the Board of Directors continuing in office as a Class I director, elected to serve until the 2005 Annual Meeting, is as follows:

     Brian J. Cassidy, age 57, has served as a member of the Board of Directors since May 1998. Mr. Cassidy is the co-founder of Webforia Inc., a developer and supplier of computer software applications, and has served as Webforia’s Vice Chairman since April 1996. Prior to forming Webforia, Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 until March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation, as Joint Management Director of European Operations and a member of the Executive Management Board from 1983 until 1988 and as Worldwide Vice President of Business Development from 1988 until 1990.

Board of Directors Meetings, Committees and Compensation

     During 2002, the Board of Directors held four meetings. All of the incumbent directors attended at least 75% of the aggregate total number of meetings of the Board of Directors and meetings of committees of the Board of Directors on which they served.

     Messrs. Dabbiere and Raghavan served as members of the Executive Committee in 2002. The Executive Committee is empowered to exercise all authority of the Board of Directors, except as limited by the Georgia Business Corporation Code (“GBCC”). Under the GBCC, an executive committee may not, among other things, approve or propose to shareholders actions required to be approved by shareholders, fill vacancies on the Board of Directors or any of its committees, amend or repeal the bylaws, or approve a plan of merger not requiring shareholder approval. Messrs. Hardesty, Huntz and Noonan served as members of the Compensation Committee throughout 2002. The Compensation Committee is responsible for reviewing and recommending salaries, bonuses and other compensation for the Company’s officers. The Compensation Committee is also responsible for administering the Company’s stock option plans and for establishing the terms and conditions of all stock options granted under these plans. Messrs. Hardesty, Huntz and Noonan served as members of the Audit Committee throughout 2002. The Audit Committee is responsible for recommending independent auditors for selection by the Board of Directors, reviewing with the independent auditors the scope and results of the audit engagement, monitoring the Company’s financial policies and internal control procedures, and reviewing and monitoring the provisions of non-audit services by the Company’s independent auditors.

     Non-employee members of the Board of Directors received $1,000 for each board meeting attended in 2002 and $500 for each committee meeting held independently of a board meeting. The Company may also grant stock options to the non-employee members of the Board of Directors. In 2002, the Company granted stock options to purchase 20,000 shares of Common Stock to each non-employee director, except that Mr. Raghavan, who served the Company as Senior Vice President — Product Strategy until June 2002, was granted stock options to purchase 10,000 shares of Common Stock.

Executive Compensation

     Summary Compensation Table. The following table sets forth, for the three years ended December 31, 2002, the total compensation paid to or accrued for the Chief Executive Officer and other Executive Officers as defined under the rules of the Securities and Exchange Commission with the next highest total annual salary and bonus (collectively, the “Named Executive Officers”).

						Long Term
		Annual Compensation				Compensation

				Other Annual		Number of Securities	All Other
Name and Principal Position	Year	Salary	Bonus (1)	Compensation (2)		Underlying Options	Compensation

Richard M. Haddrill	2002	$337,080	$805,565	—		300,000	—
President, Chief Executive Officer	2001	300,000	473,000	—		500,000	—
And Director	2000	300,000	520,920	$52,672	(3)	—	—

Jeffry W. Baum	2002	160,000	96,000	—		44,000	—
Senior Vice President — International	2001	150,000	137,655	—		35,000	—
Operations	2000	150,000	206,047	—		10,000	—

Jeffrey S. Mitchell	2002	162,500	186,715	—		101,000	—
Senior Vice President — North	2001	175,000	118,554	—		36,000	—
American Sales	2000	150,000	249,714	—		20,000	—

Edward K. Quibell (4)	2002	152,500	97,000	20,000	(5)	42,000	—
Senior Vice President and	2001	37,500	18,750	—		56,000	—
Chief Financial Officer	2000	—	—	—		—	—

Neil Thall (6)	2002	250,000	140,138	—		37,000	—
Executive Vice President —	2001	250,000	105,042	—		20,000	—
Professional Services	2000	250,000	162,221	—		20,000	—

(1)	Bonuses represent amounts earned in the applicable year, regardless of whether such bonuses were paid prior to the end of such year.

(2)	In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits has been omitted because such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(3)	Represents relocation expenses paid in 2000.

(4)	Mr. Quibell joined the Company in October 2001. He became Senior Vice President and Chief Financial Officer in September 2002.

(5)	Represents relocation expenses paid in 2002.

(6)	Mr. Thall resigned from the Company effective April 15, 2003.

Option Grants in Last Fiscal Year

     The following table sets forth all individual grants of stock options during the year ended December 31, 2002 to each of the Named Executive Officers:

	Individual Grants

	Number of	Percent of			Potential Realizable
	Securities	Total Options			Value at Assumed
	Underlying	Granted to	Exercise or		Annual Rates of Stock
	Options	Employees in	Base Price	Expiration	Price Appreciation
Name	Granted	Fiscal Year	Per Share	Date	for Option Term (1)

					5%	10%

Richard M. Haddrill	300,000	18.3%	$17.90	10/23/12	$3,377,164	$8,558,397
Jeffry W. Baum	15,000	0.9	26.65	1/23/12	251,401	637,099
	2,000	0.1	18.85	7/22/12	23,709	60,084
	15,000	0.9	13.86	10/11/12	130,747	331,339
	12,000	0.7	24.70	12/27/12	186,404	472,385
Jeffrey S. Mitchell	15,000	0.9	26.65	1/23/12	251,401	637,099
	10,000	0.6	25.31	6/12/12	159,173	403,376
	10,000	0.6	18.85	7/22/12	118,547	300,420
	30,000	1.8	19.54	9/6/12	368,658	934,252
	20,000	1.2	13.86	10/11/12	174,330	441,785
	16,000	1.0	24.70	12/27/12	248,539	629,847
Edward K. Quibell	9,000	0.5	25.31	6/12/12	143,256	363,039
	15,000	0.9	19.54	9/6/12	184,329	467,126
	10,000	0.6	13.86	10/11/12	87,165	220,893
	8,000	0.5	24.70	12/27/12	124,270	314,924
Neil Thall	15,000	0.9	25.31	6/12/12	238,760	605,064
	2,000	0.1	18.85	7/22/12	23,709	60,084
	12,000	0.7	19.54	9/6/12	147,463	373,701
	8,000	0.5	24.70	12/27/12	124,270	314,924

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on the fair market value per share on the date of grant and assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. These assumptions are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation of the Company’s stock price. The potential realizable value computation is net of the applicable exercise price, but does not take into account federal or state income tax consequences and other expenses of option exercises or sales of appreciated stock. Actual gains, if any, are dependent upon the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation in this table can be achieved. This table does not take into account any appreciation in the price of the Common Stock to date.

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

     The following table summarizes the number of shares and value realized by each of the Named Executive Officers upon the exercise of options during the fiscal year ended December 31, 2002 and the value of the outstanding options held by the Named Executive Officers at December 31, 2002:

	Shares		Number of Securities		Value of Unexercised
	Acquired	Value	Underlying Unexercised		In-the-Money Options
Name	on Exercise	Realized (1)	Options at Fiscal Year End		at Fiscal Year-End (2)

			Exercisable	Unexercisable	Exercisable	Unexercisable

Richard M. Haddrill	531,318	$12,695,796	42,030	800,000	$846,011	$1,728,000
Jeffry W. Baum	—	—	252,000	77,000	4,150,208	200,800
Jeffrey S. Mitchell	35,000	922,456	62,000	170,000	715,950	715,050
Edward K. Quibell	—	—	18,667	79,333	111,669	383,131
Neil Thall	70,000	1,811,266	13,334	73,666	—	345,760

(1)	Amounts disclosed in this column do not reflect amounts actually received by the Named Executive Officers but are calculated based on the difference between the fair market value on the date of exercise of the options and the exercise price of the options. The Named Executive Officers will receive cash only if and when they sell the Common Stock issued upon exercise of the options, and the net amount of cash received by such individuals is dependent on the price of the Common Stock at the time of such sale, as well as federal and state income taxes and other expenses of option exercises and sales of stock.

(2)	Based on the fair market value of the Common Stock as of December 31, 2002 of $23.66 per share as reported on the Nasdaq National Market, less the exercise price payable upon exercise of such options.

Employment Agreements

     Mr. Haddrill is a party to an employment agreement with the Company pursuant to which he is entitled to receive an annual base salary of $300,000, with increases of up to 6% per year. Mr. Haddrill is also entitled to a performance-related bonus equal to 1.5% of the Company’s 2003 pre-tax operating income. Upon the effective date of the amendment to his employment agreement in July 2001, Mr. Haddrill became entitled to receive an option to purchase up to 500,000 shares of Common Stock, which vests in eight equal installments on the last day of the eight financial quarters of 2003 and 2004. In addition, effective October 23, 2002, Mr. Haddrill became entitled to receive an option to purchase up to 300,000 shares of Common Stock, which vests in four installments between July 1, 2003 and January 1, 2005. Under the agreement, as amended, Mr. Haddrill has agreed to assign to the Company all patents, copyrights and other intellectual property developed by him during the course of his employment. In addition, Mr. Haddrill has agreed not to solicit the Company’s customers for a period of one year following his termination. Mr. Haddrill is eligible to receive two times his annual base salary upon termination. Mr. Haddrill is eligible to receive up to $1.2 million as reimbursement for certain taxes, if incurred, upon a change in control as defined in the agreement.

     Mr. Thall entered into a separation and release agreement and non-competition agreement with the Company on March 26, 2003. Pursuant to the terms of these agreements, Mr. Thall ended his employment with the Company on April 15, 2003. The agreements provide that Mr. Thall will not work for certain competitors of the Company or recruit or hire the employees of the Company for at least 18 months after the termination of his employment. The agreements provide Mr. Thall with twelve semi-monthly payments of $17,500 for consulting services, and release the Company from any obligations due to Mr. Thall under his employment agreement with the Company.

Stock Option Plans

     The following table provides information regarding the Company’s equity compensation plans as of December 31, 2002:

Equity Compensation Plan Information

	Number of securities to	Weighted-average	Number of securities remaining
	be issued upon exercise	exercise price of	available for future
	of outstanding options,	outstanding options,	issuance under
Plan Category	warrants and rights	warrants and rights	equity compensation plans

Equity compensation plans approved by security holders	6,328,442	$21.08	1,023,224
Equity compensation plans not approved by security holders	—	—	—
Total	6,328,442	$21.08	1,023,224

     Manhattan Associates, LLC Option Plan. The Manhattan Associates, LLC Option Plan (the “LLC Option Plan”) became effective on January 1, 1997. The aggregate number of shares reserved for issuance under the LLC Option Plan was 5,000,000 shares. The purpose of the LLC Option Plan was to provide incentives for key employees, officers, consultants and directors to promote the success of Manhattan and to enhance the Company’s ability to attract and retain the services of such persons. Options granted under the LLC Option Plan were not options intended to qualify as “incentive stock options” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Since February 28, 1998, no additional options could be granted pursuant to the LLC Option Plan.

     As of March 31, 2003, there were outstanding options to purchase 681,943 shares of Common Stock under the LLC Option Plan at a weighted average exercise price of $5.02 per share.

     Stock Incentive Plan. The Manhattan Associates, Inc. Stock Incentive Plan (the “Stock Incentive Plan”) was adopted by the Board of Directors and approved by the Company’s shareholders in February 1998. As amended to date, up to 12,445,520 shares of Common Stock (subject to adjustment in the event of stock splits and other similar events), less the number of shares issued under the LLC Option Plan, may be issued pursuant to stock options and other stock incentives granted under the Stock Incentive Plan. The number of shares available for issuance under the Stock Incentive Plan is automatically adjusted, without shareholder approval, on the first day of each fiscal year, by a number of shares such that the total number of shares reserved for issuance under the Stock

Incentive Plan equals the sum of (i) the aggregate number of shares previously issued under the Stock Incentive Plan and the LLC Option Plan; (ii) the aggregate number of shares subject to then outstanding stock incentives granted under the Stock Incentive Plan and the LLC Option Plan; and (iii) 5% of the number of shares of Common Stock outstanding on the last day of the preceding fiscal year. However, no more than 1,000,000 of the shares available for grant each year shall be available for issuance pursuant to incentive stock options, and no more than 10,000,000 shares resulting from such automatic adjustments may ever be issued during the term of the Stock Incentive Plan. On January 1, 2003, the number of shares of Common Stock available for issuance under the Plan automatically increased 428,162 shares to 12,445,520 shares pursuant to this provision. As of March 31, 2003, there were outstanding options or other stock incentives to acquire 5,644,313 shares of Common Stock under the Stock Incentive Plan at a weighted average exercise price of $23.74 per share.

     The Stock Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options, restricted stock awards and stock appreciation rights (“SARs”, and, together with the other options and incentives, “Awards”). Officers, employees, directors, advisors and consultants of the Company and its subsidiaries are eligible to be granted Awards under the Stock Incentive Plan. Under present law, however, incentive stock options may be granted only to employees. The granting of Awards under the Stock Incentive Plan is discretionary. The Company will be required to recognize compensation expense over the vesting period of any SARs granted.

     Optionees receive the right to purchase a specified number of shares of Common Stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that may be less than, equal to or greater than the fair market value of the Common Stock on the date of grant. Under present law, incentive stock options may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the Company’s voting power). The Stock Incentive Plan permits the payment of the exercise price of options to be in the form of cash, or if the individual option agreement so provides, by surrender to the Company of shares of Common Stock or by a cashless exercise through a brokerage transaction.

     The Stock Incentive Plan is administered by the Compensation Committee of the Board of Directors. The committee has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Stock Incentive Plan generally and to interpret the provisions thereof. The Committee may amend, modify or terminate any outstanding Award and with respect to new Awards will determine:

•	the number of shares of Common Stock covered by options, restricted stock awards or SARs and the dates upon which such options or SARs become exercisable;

•	the exercise price of options and SARs and the purchase price, if any, of restricted stock;

•	the duration of options and SARs; and

•	the conditions and duration of restrictions on restricted stock.

     No Award may be made under the Stock Incentive Plan after February 2008, but Awards previously granted may extend beyond that time. The Board of Directors may at any time terminate the Stock Incentive Plan. Any such termination will not affect outstanding options, restricted stock or SARs.

     Other Options. In addition to options issued under the LLC Option Plan and the Stock Incentive Plan, as of March 31, 2003, there were outstanding options to purchase an aggregate of 128,458 shares of Common Stock to employees outside of the LLC Option Plan and the Stock Incentive Plan at a weighted average exercise price of $0.56 per share.

Limitation of Liability and Indemnification of Officers and Directors

     The Company’s Articles of Incorporation provide that the liability of the directors to the shareholders for monetary damages shall be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

     The Company’s Bylaws provide that the Company will indemnify each of its officers, directors, employees and agents to the extent that he or she is or was a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative because he or she is or was a director, officer, employee or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with such action, suit or proceeding; provided, however, that no indemnification shall be made for:

•	any appropriation, in violation of his or her duties, of any business opportunity of the Company;

•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	any liability under Section 14-2-832 of the GBCC, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or

•	any transaction from which he or she derived an improper personal benefit.

The Company has entered into indemnification agreements with certain officers and directors providing indemnification similar to that provided in the Bylaws.

Compensation Committee Interlocks and Insider Participation

     The following non-employee directors were the members of the Compensation Committee of the Board of Directors during 2002: John R. Hardesty, John J. Huntz, Jr. and Thomas E. Noonan. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other directors requiring disclosure in this Proxy Statement.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To the Company’s knowledge, all directors, executive officers and 10% shareholders complied during 2002 with all applicable Section 16(a) filing requirements except late filings to report option grants to Messrs. Baum, Mitchell, Quibell and Thall on Form 4s in October 2002 and to Messrs. Baum, Quibell and Thall in December 2002 on Form 5s. Each of these transactions have been reported subsequently.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The Compensation Committee of the Company’s Board of Directors (the “Committee”) has furnished the following report on Executive Compensation in accordance with the rules and regulations of the Securities and Exchange Commission. This report outlines the duties of the Committee with respect to executive compensation, the various components of the Company’s compensation program for executive officers and other key employees, and the basis on which the 2002 compensation was determined for the executive officers of the Company, with particular detail given to the 2002 compensation for the Company’s Chairman of the Board and Chief Executive Officer.

Compensation of Executive Officers Generally

     The Committee is responsible for establishing compensation levels for the executive officers of the Company, including the annual bonus plan for executive officers and for administering the Company’s Stock Incentive Plan. The Committee is currently comprised of three non-employee directors: Messrs. Noonan (Chairman), Hardesty and Huntz. The Committee’s overall objective is to establish a compensation policy that will (i) attract, retain and reward executives who contribute to achieving the Company’s business objectives; (ii) motivate executives to obtain these objectives; and (iii) align the interests of executives with those of the Company’s long-term investors. The Company compensates executive officers with a combination of salary and incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. In addition, the Company’s compensation program rewards individual performance that furthers Company goals. The executive compensation program includes the following: (i) base salary; (ii) incentive bonuses; (iii) long-term equity incentive awards in the form of stock option grants; and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity.

     Base Salary. Base Salary levels for each of the Company’s executive officers, including the Chief Executive Officer, are generally set within a range of base salaries that the Committee believes are paid to similar executive officers at companies deemed comparable based on the similarity in revenue level, industry segment and competitive employment market to the Company. In addition, the Committee generally takes into account the Company’s past financial performance and future expectations, as well as the performance of the executives and changes in the executives’ responsibilities.

     Incentive Bonuses. The Committee recommends the payment of bonuses to provide an incentive to executive officers to be productive over the course of each fiscal year. These bonuses are awarded based on a combination of the Company achieving certain corporate performance objectives and individual goals for each respective executive officer.

     Equity Incentives. Stock options are used by the Company for payment of long-term compensation to provide a stock-based incentive to improve the Company’s financial performance and to assist in the recruitment, retention and motivation of professional, managerial and other personnel. Generally, stock options are granted to executive officers from time to time based primarily upon the individual’s actual and/or potential contributions to the Company and the Company’s financial performance. Stock options are designed to align the interests of the Company’s executive officers with those of its shareholders by encouraging executive officers to enhance the value of the Company, the price of the Common Stock, and hence, the shareholder’s return. In addition, the vesting of stock options over a period of time is designed to create an incentive for the individual to remain with the Company. The Company has granted options to the executives on an ongoing basis to provide continuing incentives to the executives to meet future performance goals and to remain with the Company. During the fiscal year ended December 31, 2002, options to purchase an aggregate 538,000 shares of Common Stock were granted to the Company’s executive officers.

     Other Benefits. Benefits offered to the Company’s executive officers are provided to serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to the Company’s executive officers are substantially the same as those offered to all of the Company’s regular employees. In 1995, the Company established a tax-qualified deferred compensation 401(k) Savings Plan (the “Plan”) covering all of the Company’s eligible full-time employees. Under the Plan, participants may elect to contribute, through salary reductions, up to 18% of their annual compensation subject to a statutory maximum. The Company provides additional matching contributions in the amount of 50% up to the first 6% contributed under the Plan. The Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the Plan, and so that contributions by the Company will be deductible by the Company when made.

Compensation of the Chairman of the Board of Directors

     The Committee annually reviews the performance and compensation of the Chairman of the Board of Directors based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance. Alan J. Dabbiere served as executive Chairman of the Board from February 1998 until December 31, 2002. In 2002, Mr. Dabbiere’s base salary as Chairman of the Board was set at $150,000. The Committee believes the compensation paid to Mr. Dabbiere was reasonable. Beginning January 1, 2003, Mr. Dabbiere has served as a non-executive Chairman of the Board and was compensated as a non-employee member of the Board of Directors.

Compensation of the Chief Executive Officer

     The Committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the Company’s performance. Richard M. Haddrill has served as the Company’s Chief Executive Officer since October 1999. For the twelve-month period commencing on January 1, 2002, Mr. Haddrill’s base salary was set at $337,080. The Committee believes the compensation paid to Mr. Haddrill was reasonable.

Policy with Respect to Qualifying Compensation for Deductibility

     Section 162(m) of the Internal Revenue Code imposes a limit on tax deductions for annual compensation (other than performance-based compensation) in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other four most highly compensated executive officers. The Company has not established a policy with regard to Section 162(m) of the Code, because the Company does not currently anticipate paying cash compensation in excess of one million dollars per annum to any employee. However, in 2002, approximately $143,000 of the compensation paid by the Company to Mr. Haddrill was subject to the limitations on deductibility. The Board of Directors will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate.

Compensation Committee

Thomas E. Noonan, Chairman John R. Hardesty John J. Huntz, Jr.

STOCK PERFORMANCE GRAPH

     The following line-graph provides a comparison of the cumulative total shareholder return on the Common Stock for the period from the date of the Company’s initial public offering on April 23, 1998 through December 31, 2002, against the cumulative shareholder return during such period achieved by The Nasdaq Stock Market (U.S. Companies) (“Nasdaq US”) and the Index for Nasdaq Listed Supply Chain Solution Provider Stocks (the “Nasdaq Computer Index”). The graph assumes that $100 was invested on April 23, 1998 in the Common Stock and in each of the comparison indices, and assumes reinvestment of dividends.

{Graph Appears Here]

Measurement Period	Manhattan		Nasdaq Computer
(Fiscal Year Covered)	Associates	Nasdaq US	Index

4/23/98	$100.00	$100.00	$100.00
12/31/98	181.67	140.99	51.41
12/31/99	49.17	262.00	103.10
12/31/00	284.17	157.59	117.21
12/31/01	194.34	125.05	58.65
12/31/02	157.73	85.83	21.89

     The Stock Performance Graph shall not be deemed incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

RELATED PARTY TRANSACTIONS

     During 2002, David K. Dabbiere, a brother of Alan J. Dabbiere, was employed by the Company as Senior Vice President, Chief Legal Officer and Secretary and received an aggregate payment of $208,000. In addition, the Company granted options to purchase 15,000 shares of Common Stock at $17.90 per share and options to purchase 15,000 shares of Common Stock at $26.20 per share to Mr. Dabbiere during 2002.

     The compensation paid to David Dabbiere was comparable to compensation that would have been paid to an unaffiliated person performing similar duties.

AUDIT COMMITTEE REPORT

     This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report by reference therein.

     The Audit Committee of the Board of Directors currently consists of Messrs. Huntz (Chairman), Hardesty and Noonan, all of whom meet the independence requirements of The Nasdaq Stock Market, Inc. During fiscal 2000, the Audit Committee of the Board of Directors developed a charter for the Audit Committee, which was approved by both the Audit Committee and the full Board on June 30, 2000. The complete text of the new charter was attached as “Annex A” to the Company’s Proxy Statement for its 2001 Annual Meeting, which was filed with the Securities and Exchange Commission on April 24, 2001.

     In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent auditors to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with both management and the independent auditors. The Audit Committee’s review included discussion with the independent auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61 (Communication with Audit Committees).

     With respect to the Company’s independent auditors, the Audit Committee, among other things, discussed with Ernst & Young LLP, matters relating to its independence, including the disclosures made to the Audit Committee as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

Audit Committee

John J. Huntz, Jr., Chairman John R. Hardesty Thomas E. Noonan

PROPOSAL 2

AMENDMENT TO THE STOCK INCENTIVE PLAN

     In February 2003, the Board of Directors approved an amendment to the Stock Incentive Plan to explicitly provide that employees of Manhattan Associates (India) Development Center Private Limited (“Manhattan India”), an Indian subsidiary of the Company, are eligible to participate in the Stock Incentive Plan. Although the Stock Incentive Plan already provides that employees of subsidiaries of the Company may participate, the Indian government requested that the Company adopt an amendment explicitly providing employees of Manhattan India with the ability to participate. The amendment also establishes an explicit limit on the number of options that can be received by each employee during any year, and clarifies that options cannot be granted with an exercise price less than the fair market value of the Common Stock on the date of grant. The Board has determined that the amendment is in the best interest of the Company and its shareholders. The amendment would increase the Company’s ability to attract and retain employees of Manhattan India. The text of the amendment to the Stock Incentive Plan is set forth in “Annex A” to this Proxy Statement. The Stock Incentive Plan is described above under “Proposal 1-Election of Directors-Stock Option Plans” and is qualified in its entirety by reference to the text of the Stock Incentive Plan.

     The amendment to the Stock Incentive Plan will be adopted upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and if no specifications is made, will be voted “FOR” adoption of the proposed amendment to the Plan.

     The Board of Directors recommends a vote FOR the approval of the amendment to the Plan.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

     In April 2003, the Board of Directors appointed the accounting firm of Ernst & Young LLP to serve as its independent auditor for the fiscal year ending December 31, 2003. The appointment of this firm was recommended to the Board by its Audit Committee. A proposal to ratify that appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     On April 24, 2002, the Board of Directors, upon recommendation of the Audit Committee, dismissed Arthur Andersen LLP as the Company’s independent auditors. The dismissal of Arthur Andersen occurred simultaneously with the Company’s initial engagement of Ernst & Young LLP. Arthur Andersen’s reports on the Company’s financial statements for fiscal years 2001 and 2000 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the years ended December 31, 2001 and 2000 and through the date of Arthur Andersen’s dismissal, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to Arthur Andersen’s satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company’s financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. During the two most recent fiscal years and subsequent interim period prior to the Company’s engagement of Ernst & Young, the Company did not consult with Ernst & Young regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of disagreement on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or a reportable event, as defined in Item 304(a)(1)(v) of Regulation S-K.

Audit Fees

     The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements for the most recent fiscal year ended December 31, 2002 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for the same fiscal year was $177,000.

Audit-Related Fees

     The aggregate fees billed by Ernst & Young LLP for services rendered to us for assurance and related services that are reasonably related to the performance of our audit or review of our financial statements (which are not included in audit fees above) for the fiscal year ended December 31, 2002 was $117,000. Audit related fees include fees for services rendered in connection with audits of acquired businesses, statutory audit of subsidiaries, and other accounting advisory services.

Tax Fees

     The aggregate fees billed by Ernst & Young LLP for services rendered to us for tax compliance, tax advice and tax planning for the fiscal year ended December 31, 2002 was $134,000.

All Other Fees

     The above categories (Audit Fees, Audit-Related Fees and Tax Fees) encompass all of the fees for the fiscal year ended December 31, 2002 billed by Ernst & Young LLP for services rendered to us.

     The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independent auditor’s independence.

     The Board of Directors recommends a vote FOR ratification of the selection of independent auditors.

SHAREHOLDER PROPOSALS

     Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2004 Annual Meeting of Shareholders must be received by the Company no later than December 25, 2003 if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2004 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

     In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 30 days prior to the meeting as originally scheduled.

OTHER MATTERS

     Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the representatives named on the accompanying Proxy will vote in accordance with their best judgment as to the interests of the Company and shareholders.

BY ORDER OF THE BOARD OF DIRECTORS,

/s/ David K. Dabbiere David K. Dabbiere Secretary

ANNEX A

Amendment No. 7
to
Manhattan Associates, Inc.
Stock Incentive Plan

     The Manhattan Associates, Inc. Stock Incentive Plan (the “Plan”) is hereby amended as follows:

     1.     Allocation of Authorized Shares. Section 3 of the Plan is hereby amended by adding the following at the end thereof: “Up to 5,000,000 of the Shares that may be issued pursuant to Stock Incentives under this Plan shall be issuable pursuant to Stock Incentives granted to employees of Manhattan Associates (India) Development Center Private Limited, an Indian subsidiary of the Company (“Manhattan Associates India”). No Employee or Key Person shall receive Options and Stock Appreciation Rights for more than 5,000,000 Shares in any 12-month period.”

     2.     Eligibility. Section 6 of the Plan is hereby amended by adding the following at the end thereof: “The employees of Manhattan Associates India are covered under the Plan with effect from February 7, 2003.”

     3.     Stock Option Terms. Section 7.2(a) of the Plan is hereby amended by deleting the last sentence thereof and replacing it with the following: “If a Stock Incentive is a Non-ISO, the Exercise Price for each Share shall be no less than the Fair Market Value on the date the Non-ISO is granted.”

     4.     Copies of Plan. The Plan is hereby amended by adding a new Section 14.6 after Section 14.5 which reads as follows:

“14.6 Copies of Plan. This document may be produced to the income tax authorities and other regulatory authorities in India as per the applicable laws and rules framed by the respective authorities having jurisdiction in the matter of the grant of Stock Incentives under the Plan to the employees of Manhattan Associates India.”

     5.     Effect on Plan. The Plan as amended hereby is ratified and approved in full and shall remain in full force and effect.

     6.     Effective Date. The effective date of this Amendment shall be February 7, 2003. Any Stock Incentives granted under the Plan as amended hereby before the date of such approval automatically shall be granted subject to such approval.

     7.     Miscellaneous. Capitalized terms not otherwise defined herein shall have the meanings given them in the Plan.

     IN WITNESS WHEREOF, the Company has caused this Amendment No. 7 to the Manhattan Associates, Inc. Stock Incentive Plan to be executed on the Effective Date.

Attest:	Manhattan Associates, Inc.

/s/ David K. Dabbiere David K. Dabbiere Secretary	By:	/s/ Richard M. Haddrill Richard M. Haddrill President and Chief Executive Officer

[FRONT OF PROXY CARD]

Manhattan Associates, Inc.
2300 Windy Ridge Parkway
Suite 700
Atlanta, Georgia 30339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard M. Haddrill and David K. Dabbiere, Esq., and each of them, with full power of substitution, as Proxy, to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 31, 2003, at the annual meeting of Shareholders to be held on May 22, 2003 or any adjournment thereof, as designated on the reverse side hereof and in their discretion as to other matters.

     Please sign exactly as name appears on the reverse side. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

(Please date and sign on reverse)
(Continued on reverse side)

[BACK OF PROXY CARD]

The shares represented by this Proxy will be voted as directed by the Shareholder. If no direction is given when the duly executed Proxy is returned, such shares will be voted “FOR” all nominees in Proposal 1 and “FOR” Proposals 2 and 3. I PLAN TO ATTEND MEETING [ ]

The Board of Directors Recommends a vote “FOR all nominees” in Proposal 1 and “FOR” Proposals 2 and 3.

Proposal 1- Election of the following Nominees as Directors:

NOMINEES:	Richard M. Haddrill	Deepak Raghavan	Paul R. Goodwin

FOR all Nominees listed	WITHHELD
at right (except as marked to the contrary)	for all Nominees listed at right	(Instruction: To withhold authority to vote any individual nominee, strike a line through the nominee’s name above.)
[ ]	[ ]

Proposal 2- Approval of a proposal to amend the Company’s Stock Incentive Plan to explicitly provide that employees of Manhattan Associates (India) Development Center Private Limited, an Indian subsidiary of the Company, are eligible to participate in the plan and make other clarifying changes to the plan:

For	Against	Abstain
[ ]	[ ]	[ ]

Proposal 3- Approval of the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2003:

For	Against	Abstain
[ ]	[ ]	[ ]

PLEASE MARK YOUR CHOICE LIKE THIS X IN BLUE OR BLACK INK.

Date	Signature if held jointly

Please mark, date and sign as your name appears
above and return in the enclosed envelope.

Signature